-
                              AMENDED AND RESTATED
                     FUND ADMINISTRATION SERVICING AGREEMENT


     THIS AGREEMENT is made and entered into as of this 17th day of September, 2002, by and between PIC BALANCED PORTFOLIO, a Delaware business trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Trust entered into an Administration Agreement dated June 11, 1992 (the "Prior Agreement") with Investment Company Administration Corporation ("ICAC"), whose obligations thereunder were subsequently assumed by USBFS in connection with the merger of ICAC with USBFS;

     WHEREAS, USBFS is, among other things, in the business of providing fund administration services for the benefit of its customers, and the Trust wishes to continue to retain USBFS to provide such services for each series of the Trust listed on Exhibit A hereto (as amended from time to time)(each a "Fund", collectively the "Funds");

     WHEREAS, the parties wish to revise the Prior Agreement in its entirety;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree that the Prior Agreement is hereby terminated and replaced by the following agreement:

1.   Appointment of USBFS as Administrator

     The Trust hereby appoints USBFS as administrator of the Trust on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.   Services and Duties of USBFS

     USBFS shall provide the following fund administration services for the Funds, including but not limited to:

     A.   General Fund Management:

          (1)  Act as liaison among all Fund service providers.

          (2)  Supply:

               a.   Corporate secretarial services.

               b.   Office   facilities   (which   may  be  in  USBFS's  or  its
                    affiliate's own offices).

               c. Non-investment-related statistical and research data as needed.

          (3)  Coordinate   the  Trust's  Board  of  Trustees'  (the  "Board  of
               Trustees" or the "Trustees") communication:

               a.   Establish meeting agendas.

               b. Prepare reports for the Board of Trustees based on financial and administrative data.

               c.   Evaluate independent auditor.

               d. Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the "SEC") filings relating thereto.

               e. Prepare minutes of meetings of the Board of Trustees and Fund shareholders.

               f. Recommend dividend declarations to the Board of Trustees, prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.

               g. Provide personnel to serve as officers of the Trust if so elected by the Board of Trustees, attend Board of Trustees meetings and present materials for Trustees' review at such meetings.

          (4)  Audits:

               a.   Prepare   appropriate   schedules  and  assist   independent
                    auditors.

               b.   Provide information to the SEC and facilitate audit process.

               c.   Provide office facilities.

          (5)  Assist in overall operations of the Fund.

          (6)  Pay Fund expenses upon written  authorization from the Trust.

          (7)  Monitor arrangements under shareholder services or similar plan.

     B.   Compliance:


          (1)  Regulatory Compliance:

               a.   Monitor   compliance   with  the   1940  Act   requirements,
                    including:

                    (i)  Asset diversification tests.

                    (ii) Total   return  and  SEC  yield   calculations.

                    (iii)Maintenance  of books and  records  under  Rule  31a-3.

                    (iv) Code of Ethics for the  disinterested  Trustees  of the
                         Fund.

               b. Monitor Fund's compliance with the policies and investment limitations of the Trust as set forth in its current prospectus (the "Prospectus") and statement of additional information (the "SAI").

               c. Maintain awareness of applicable regulatory and operational service issues and recommend dispositions.

          (2)  Blue Sky Compliance:

               a. Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the Trust so as to enable the Trust to make a continuous offering of its shares in all states.

               b.   Monitor status and maintain registrations in each state.

               c. Provide information regarding material developments in state securities regulation.

          (3)  SEC Registration and Reporting:

               a. Assist Corporate counsel in updating the Prospectus and SAI and in preparing proxy statements and Rule 24f-2 notices.

               b. Prepare annual and semiannual reports, Form N-SAR filings and Rule 24f-2 notices.

               c. Coordinate the printing, filing and mailing of publicly disseminated Prospectuses and reports.

               d.   File fidelity bond under Rule 17g-1.

               e.   File shareholder reports under Rule 30b2-1.

               f.   Monitor  sales of each  Fund's  shares and ensure  that such
                    shares  are  properly   registered  with  the  SEC  and  the
                    appropriate state authorities.

               g.   File Rule 24f-2 notices.

          (4)  IRS Compliance:

               a. Monitor the Trust's status as a regulated investment company under Subchapter M, including without limitation, review of the following:

                    (i)  Asset  diversification  requirements.

                    (ii) Qualifying income requirements.

                    (iii) Distribution requirements.

               b.   Calculate  required  distributions   (including  excise  tax
                    distributions).

     C.   Financial Reporting:

          (1)  Provide financial data required by the Fund's Prospectus and SAI.


          (2)  Prepare  financial  reports  for  officers,   shareholders,   tax
               authorities,   performance  reporting  companies,  the  Board  of
               Trustees, the SEC, and independent auditors.

          (3) Supervise the Trust's custodian and fund accountants in the maintenance of the Trust's general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Trust's net assets and of the Trust's shares, and of the declaration and payment of dividends and other distributions to shareholders.

          (4) Compute the yield, total return and expense ratio of each class of each Fund, and each Fund's portfolio turnover rate.

          (5) Monitor the expense accruals and notify the Trust's management of any proposed adjustments.

          (6) Prepare monthly financial statements, which include without limitation the following items:

               a.   Schedule of Investments.

               b.   Statement of Assets and Liabilities.

               c.   Statement of Operations.

               d.   Statement of Changes in Net Assets.

               e.   Cash Statement.

               f.   Schedule of Capital Gains and Losses.

          (7)  Prepare quarterly broker security transaction summaries.

     D.   Tax Reporting:

          (1) Prepare and file on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8610 with any necessary schedules.

          (2)  Prepare state income breakdowns where relevant.

          (3)  File Form 1099  Miscellaneous  for payments to Trustees and other
               service  providers.   (4)  Monitor  wash  losses.  (5)  Calculate
               eligible dividend income for corporate shareholders.

3.   Compensation

     USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time). The Trust shall pay all fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify USBFS in writing within thirty (30) calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall settle such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of one and one-half percent (1 1/2%) per month, after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to USBFS shall only be paid out of the assets and property of the particular Fund involved.

4.   Indemnification; Limitation of Liability

     A. USBFS shall exercise reasonable care in the performance of its duties under this Agreement. USBFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS's control, except a loss arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if USBFS has exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) which USBFS may sustain or incur or which may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to USBFS by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to USBFS and as amended from time to time in writing by resolution of the Board of Trustees.

          USBFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

          In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond USBFS's control. USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS. USBFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect USBFS's premises and operating capabilities at any time during regular business hours of USBFS, upon reasonable notice to USBFS.

          Notwithstanding the above, USBFS reserves the right to reprocess and correct administrative errors at its own expense.

     B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

5.   Proprietary and Confidential Information

     USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     Further, USBFS will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Trust's shareholders to any third party unless specifically directed by the Trust or allowed under one of the exceptions noted under the Act.

6.   Term of Agreement; Amendment

     This Agreement shall become effective as of the date first written above. This Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

7.   Records

     USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

8.   Governing Law

     This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

9.   Duties in the Event of Termination

     In the event that, in connection with termination, a successor to any of USBFS's duties or responsibilities hereunder is designated by the Trust by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which USBFS has maintained, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS's personnel in the establishment of books, records, and other data by such successor.

10.  No Agency Relationship

     Nothing herein contained shall be deemed to authorize or empower USBFS to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

11.  Data Necessary to Perform Services

     The Trust or its agent shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If USBFS is also acting in another capacity for the Trust, nothing herein shall be deemed to relieve USBFS of any of its obligations in such capacity.

12.  Assignment

     This Agreement may not be assigned by either party without the prior written consent of the other party.

13.  Notices

     Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

     Notice to USBFS shall be sent to:

            U.S. Bancorp Fund Services, LLC
            615 East Michigan Street
            Milwaukee, WI  53202

     and notice to the Trust shall be sent to:

            PIC Investment Trust
            300 North Lake Avenue
            Pasadena, CA 91101



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.


PIC Balanced Portfolio                  U.S. BANCORP FUND SERVICES, LLC



By: _______________________________     By: _______________________________


Title: ____________________________     Title: ____________________________



                                    Exhibit A
                                     to the
                              Amended and Restated
                     Fund Administration Servicing Agreement
                                  Fee Schedule
                          Effective September 17, 2002

                             PIC Balanced Portfolio

Name of Series                                     Annual Fee
--------------                                     ----------
PIC Balanced Portfolio                     0.10% of Fund's net assets (Subject
                                           to $45,000 annual minimum)


Extraordinary services quoted separately.

Plus out-of-pocket expense reimbursements, including but not limited to:

                  Postage
                  Programming
                  Stationery
                  Proxies
                  Retention of records
                  Special reports
                  Federal and state regulatory filing fees
                  Certain insurance premiums
                  Expenses from Board of Trustees meetings
                  Auditing and legal expenses
                  All other out-of-pocket expenses

Fees and out-of-pocket expense reimbursements are billed monthly.